Exhibit 10.2

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS.  THIS PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR IN CONNECTION WITH THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION FROM SUCH REGISTRATION STATEMENT REQUIREMENTS.

PROMISSORY NOTE

Principal Amount: $1,200,000.00	Birmingham, Alabama
May 1, 2008

FOR VALUE RECEIVED, the undersigned, Crdentia Corp., a Delaware corporation (“Crdentia”), CRDE Corp., a Delaware corporation, and MP Health Corp., a Delaware corporation (each referred to individually and collectively as “Issuer”), jointly and severally promise to pay to Medical People Healthcare Services, Inc., an Alabama corporation or any assignees of the Note (“Holder”), the principal amount of One Million Two Hundred Thousand Dollars ($1,200,000.00) (the “Principal Amount”), payable as set forth below.  Issuer also promises to pay interest on the unpaid Principal Amount at such times and in such manner as specified in this Agreement.

1.               Maturity Date.  Any unpaid Principal Amount hereunder, together with accrued but unpaid interest thereupon, will become due and payable no later than October 31, 2010 (the “Maturity Date”), unless paid sooner in accordance with the terms hereof or unless there is an Event of Default (as defined below).

2.               Interest.  Prior to the Maturity Date or the occurrence of an Event of Default, the unpaid Principal Amount periodically outstanding pursuant to the terms of this Note will bear simple interest at an annual rate equal to 7.75 percent until paid in full.  Interest on the unpaid Principal Amount is to be calculated on a per-annum basis, based on a year containing exactly 365 days, according to the actual number of days elapsed, including the first day but excluding the last.  All accrued but unpaid interest on the Principal Amount shall be paid in accordance with the terms set forth below in paragraph 3.  After the Maturity Date or upon the occurrence and during the continuance of any one or more Events of Default, any unpaid Principal Amount and accrued but unpaid interest will bear interest at the rate of 9.75 percent per annum until paid in full.

3.               Payment of Principal and Interest.  Commencing on May 31, 2008 and following on the last business day of each calendar month following the date of this Note through the Maturity Date, Issuer shall pay to Holder an amount equal to $44,128.68.   All payments of Principal Amount and interest are to be made in immediately available funds in lawful currency of the United States of America without offset, deduction, or counterclaim of any kind.  As used in this Note, a “business day” means any day except Saturday, Sunday, or a day that is a legal holiday in the State of Texas.

4.               Events of Default.  The occurrence of any of the following events will constitute an “Event of Default” under this Note: (a) Issuer’s failure to pay any amount hereunder when due and payable; (b) any Issuer making an assignment for the benefit of its creditors; (c) any Issuer filing or consenting to the filing of any petition or complaint pursuant to federal or state bankruptcy or insolvency laws, seeking the appointment of a receiver or trustee for any of its assets, seeking the adjudication of such Issuer as bankrupt or insolvent, seeking an “order for relief” under such statutes, or seeking a reorganization of or a plan of arrangement for Issuer; or (d) any default or breach by any Issuer of or under any agreement for borrowed money, including loan agreements, or breach under any capital equipment lease agreement by which such Issuer is bound or obligated following the expiration of any applicable grace period.  Upon the occurrence of an Event of Default, the entire Principal Amount then outstanding, together with accrued and unpaid interest, shall become immediately due and payable.

5.               Prepayment.  This Note may be prepaid, at the option of Issuer, in whole or in part at any time or from time to time without penalty or premium; provided, however, that any prepayment will be applied first to the Principal Amount then outstanding until paid in full and then to accrued and unpaid interest as of the date of such prepayment.

6.               Maximum Rate of Interest.  In no event will any interest rate provided for hereunder exceed the maximum rate legally chargeable by Holder under applicable law.  If at any time such laws would render usurious any amount due under this Note, then it is the express intention of Holder and Issuer that Issuer not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this paragraph 6 control over all other provisions of this Note that may be in apparent conflict, that such excess amount be credited immediately to the principal balance owing under this Note (or, if this Note has been fully repaid, refunded by Holder to Issuer), and that the provisions hereof be reformed immediately and the amounts thereafter decreased so as to comply with the then-applicable usury law, but otherwise so as to permit the fullest possible recovery of all amounts due under this Note.  Any credit or refund will not cure or waive any default by Issuer under this Note.  For the purposes of this paragraph 6, the term “applicable law” means the laws of the State of Alabama, as such laws now exist or may be changed or amended or come into effect in the future.

7.               Incorporation of Prior Note.  The principal amount of this Note represents the aggregate of the following:  (i) all principal due and owing from Issuer to Holder from that certain Promissory Note dated November 12, 2007 in the original principal amount of $500,000.00 from Issuer to Holder (the “Prior Note”) which Prior Note shall be deemed “Paid in Full” and (ii) all amounts due and owing pursuant to the provisions of Section 2.3(b) of that certain Asset Purchase Agreement by and among Crdentia Corp., CRDE Corp., MP Health Corp., Medical People Healthcare Services, Inc., and The Shareholders of Medical People Healthcare Services, Inc.

8.               Holder Representations.

(a)           This Note is being acquired for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part hereof in violation of the Securities Act of 1933, as amended (the “1933 Act”), and Holder has no present intention of selling, granting any participation in, or otherwise distributing this Note in violation of the 1933 Act.

(b)           Holder acknowledges that it can bear the economic risk of complete loss of its investment in this Note and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Note.  Holder acknowledges that there are substantial risks incident to the ownership of this Note, and that such investment is speculative and involves a high degree of risk of loss by Holder of Holder’s entire investment in the Issuer.

(c)           Holder has had an opportunity to receive all information related to Issuer requested and to ask questions of and receive answers from Issuer regarding Issuer and its business.  Holder has reviewed the reports and other documents filed by Issuer with the Securities and Exchange Commission, if any.

(d)           Holder acknowledges and understands that this Note is a “restricted security” under the 1933 Act.

(e)           Holder is an “accredited investor” as defined by Rule 501 or Regulation D promulgated under the 1933 Act.

9.               No Waiver.  No extension of time for payment of any amount owing hereunder will affect the liability of Issuer or any person or entity that is  liable now or at any time hereafter for payment of the indebtedness evidenced hereby.  No delay by Holder in exercising any power or right hereunder will operate as a waiver of any power or right hereunder.

10.         Attorney Fees.  If any action or proceeding is brought by Holder to enforce payment of this Note, then the Holder will be entitled to recover its reasonable costs and expenses (including attorney fees, expert fees, etc.) associated therewith.

11.         Waiver of Presentment and Notice.  Each Issuer, for itself and its respective successors and assigns, hereby expressly waives presentment, demand, protest, notice of protest, dishonor, notice of dishonor, and any other notice of any type or nature.

12.         No Amendment; No Waiver.  No waiver or modification of the terms of this Note will be valid unless in writing and signed by the holder hereof.

13.         Severability.  If any provision of this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect.  Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

14.         Time of Essence.  Time is of the essence with regard to all dates set forth in this Note.

15.         Assignment and Transfer.  No Issuer may assign or otherwise transfer its rights or obligations under this Note without the prior written consent of Holder.  Any purported assignment or transfer in contravention of this paragraph 15 is null and void.  Subject to the foregoing, this Note is binding upon the successors and assigns of Issuer and inures to the benefit of and is enforceable by the successors and assigns of Holder.  Holder agrees that it will not transfer this Note (a) in violation of the 1933 Act or any state securities laws and (b) unless pursuant to an effective registration statement or an exemption from such registration statement requirements.

16.         Governing Law.  This Note is to be governed and construed in accordance with laws of the State of Alabama, without regard to conflicts of law principles.

EXECUTED to be effective as of the date first written above.

CRDENTIA CORP.
a Delaware corporation

		By:	/S/ John Kaiser
John Kaiser, Chief Executive Officer

CRDE CORP.,
a Delaware corporation

		By:	/S/ John Kaiser
John Kaiser, Chief Executive Officer

MP HEALTH CORP.,
a Delaware corporation

		By:	/S/ John Kaiser
John Kaiser, Chief Executive Officer

Accepted:
MEDICAL PEOPLE HEALTHCARE SERVICES INC.

By:	/S/ Tommye Faust
Its:	President